                                 Nextcard Logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 2000

                            ------------------------

To our Stockholders:

     The 2000 Annual Meeting of Stockholders of NextCard, Inc. will be held in Salons 10 - 12 of the Marriott Hotel, at 55 Fourth Street, San Francisco, California, on Friday, May 26, 2000, beginning at 1:00 p.m., Pacific Time. At the meeting, the holders of shares of NextCard, Inc.'s Common Stock will act on the following matters:

     1. Election of two (2) Class I Directors, both for three-year terms;

     2. Amendment of the 1997 Stock Plan to (i) increase the number of shares reserved for grant by 3,050,000 shares, and (ii) provide for an automatic annual increase in the number of shares reserved for grant;

     3. Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2000; and

     4. Any other matters that properly come before the meeting.

     All holders of record of NextCard, Inc.'s Common Stock at the close of business on March 27, 2000 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

     PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO STOCKHOLDERS AND ONE GUEST EACH. ADMISSION OF GUESTS TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION AND SEATING WILL BEGIN AT 11:00 A.M. EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. STOCKHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS (I.E., "STREET NAME" HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

                                          By order of the Board of Directors,

                                          /s/ JEREMY LENT
                                          JEREMY R. LENT
                                          Chairman of the Board and Chief
                                          Executive Officer

April 24, 2000
San Francisco, California

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THE MEETING...........................................    1
  What is the purpose of the annual meeting?................    1
  Who is entitled to vote at the meeting?...................    1
  Who can attend the meeting?...............................    1
  What constitutes a quorum?................................    2
  How do I vote?............................................    2
  Can I vote by telephone or electronically?................    2
  Can I change my vote after I return my proxy card?........    2
  How do I vote my Employee Stock Purchase Plan shares?.....    2
  What vote is required to approve each item?...............    2
  What are the Board's recommendations?.....................    3
STOCK OWNERSHIP.............................................    3
  Who are the largest owners of NextCard's common stock?....    3
  How much stock do NextCard's directors and executive
     officers own?..........................................    5
  Compliance with Section 16(a) of the Securities Exchange
     Act of 1934............................................    5
ITEM 1 -- ELECTION OF DIRECTORS.............................    6
  Directors Standing for Election...........................    6
  Directors Continuing in Office............................    6
  How are directors compensated?............................    7
  How often did the Board meet in fiscal 1999?..............    8
  What committees has the Board established?................    8
  Executive Compensation....................................    9
     Report of the Compensation Committee...................    9
     Committee Interlocks and Insider Participation.........   11
     Stock Performance......................................   11
     Executive Compensation Summary Table...................   13
     Option Grants and Exercises and Values for Fiscal
      1999..................................................   13
ITEM 2 -- APPROVAL OF CERTAIN AMENDMENTS TO OUR 1997 STOCK
  PLAN......................................................   14
ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................   16
OTHER MATTERS...............................................   16
ADDITIONAL INFORMATION......................................   17
EXHIBIT A: 1997 STOCK PLAN, AS AMENDED......................  A-1

                                 Nextcard Logo

                                 NEXTCARD, INC.
                               595 MARKET STREET
                                   SUITE 1800
                        SAN FRANCISCO, CALIFORNIA 94105

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement contains information related to the annual meeting of stockholders of NextCard, Inc. to be held on Friday, May 26, 2000, beginning at 1:00 p.m., Pacific Time, in Salons 10 - 12 of The Marriott Hotel, 55 Fourth Street, San Francisco, California, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, stockholders will act upon the election of two (2) Class I Directors, an amendment to our 1997 Stock Plan to increase by 3,050,000 shares the number of shares of stock reserved for grant, and to provide for an automatic annual increase in the number of shares reserved, the ratification of the appointment of our independent accountants for fiscal 2000 and any other business that legitimately comes before the meeting. Management will also report on NextCard, Inc.'s fiscal 1999 performance and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record at the close of business on March 27, 2000 are entitled to receive notice of the annual meeting and to vote the shares of common stock held by them on that date at the meeting or at any postponement or adjournment of the meeting.

     Until May 14, 1999, we were a private company with only one class of common stock outstanding. On that date, the Securities and Exchange Commission declared our initial public offering effective and, in accordance with an amendment previously approved by our stockholders, we created a class of non-voting common stock. Each outstanding share of our common stock is entitled to one vote on each matter presented for action at the annual meeting; our non-voting common stock is not permitted to vote on any matter to be acted upon at the annual meeting. The only holders of shares of non-voting common stock are Brentwood Associates VII, L.P. and Brentwood Associates VIII, L.P.; Jeffrey D. Brody, one of our directors, is a general partner of Brentwood Venture Capital, the investment manager of the Brentwood funds.

WHO CAN ATTEND THE MEETING?

     Only stockholders at and as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder, or his or her duly appointed proxy, may be accompanied by no more than one guest. However, seating is limited and admission of guests to the meeting will be on a first-come, first-served basis. Registration will begin at 11:00 a.m., and seating will begin at 12:00 noon. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on March 27, 2000 will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 50,061,571 shares of our common stock were outstanding (not including 1,873,888 shares of non-voting common stock, which will not be counted for purposes of determining whether or not a quorum exists). Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting, and will therefore count for purposes of determining whether or not a quorum exists.

HOW DO I VOTE?

     If you properly complete and sign the accompanying proxy card and return it to us by May 25, 2000 it will be voted as you direct. If you are the record holder of your shares and attend the meeting in person, you may deliver your completed proxy card to us at the meeting. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If you are the record holder of your shares (that is, if you hold a stock certificate registered in your name), you may vote by telephone or electronically via the Internet by following the instructions included with your proxy card. If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m. on May 24, 2000.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy at the meeting and vote your shares directly. "Street name" stockholders who wish to revoke a proxy and vote their shares at the meeting must obtain a proxy card from the institution holding their shares. Please note that attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY EMPLOYEE STOCK PURCHASE PLAN SHARES?

     If you have purchased shares through our Employee Stock Purchase Plan, you may vote the number of shares of common stock in your account as of the record date. Proxy materials will be forwarded to each stockholder by Donaldson, Lufkin & Jenrette Securities Corporation.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. Under Delaware law, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     - for election of the nominated slate of directors (see page 6);

     - for the amendment to increase the number of shares available for grant under the 1997 Stock Plan by 3,050,000 shares and to provide for an automatic annual increase in the number of shares reserved for grant (see page 14); and

     - for ratification of the appointment of Ernst & Young LLP as NextCard's independent accountants for fiscal 2000 (see page 16).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF NEXTCARD'S COMMON STOCK?

     Except as set forth below, we know of no single person or group that is the beneficial owner of more than 5% of either class of our common stock as of March 31, 2000. On that date, 51,538,983 shares of common stock were outstanding, including 1,873,888 shares of non-voting common stock.

                                                 AMOUNT AND NATURE OF      PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)     CLASS(1)
     ------------------------------------       -----------------------    ----------
Entities associated with Brentwood Venture
  Capital(2)..................................         7,007,638              13.6%
  3000 Sand Hill Road
  Building 1, Suite 260
  Menlo Park, CA 94025
Amazon.com, L.L.C.(3).........................         4,400,000               7.9%
  1200 Twelfth Avenue South -- Suite 1200
  Seattle, WA 98144
Jeremy and Molly Lent.........................         4,140,128               7.9%
  595 Market Street -- Suite 1800
  San Francisco, CA 94105
Entities associated with Moore Capital
  Management, Inc.(4).........................         3,397,498               6.6%
  1251 Avenue of the Americas
  New York, NY 10020
Entities associated with Kleiner Perkins
  Caufield & Byers(5).........................         3,000,002               5.8%
  2750 Sand Hill Road
  Menlo Park, CA 94025

------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days after March 31, 2000 are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 205,342 shares held by Brentwood Affiliates Fund, L.P. and 67,140 shares held by Brentwood Affiliates Fund II, L.P. Includes also 5,089,961 shares held by Brentwood Associates VII, L.P. and 1,611,445 shares held by Brentwood Associates VIII, L.P., of which 1,424,155 and 449,733 shares, respectively, are non-voting common stock. Non-voting common stock may be converted into an equal number of shares of voting stock provided that the holder of the shares will not own more than 9.999% of the voting power of any class of our equity securities. All shares of non-voting and voting common stock have been aggregated as a single class for purposes of reporting amount and percentage ownership. Amount shown includes 33,750 shares issuable within sixty days upon exercise of an option issued to Jeffrey D. Brody, a director of NextCard and a General Partner of Brentwood Venture Capital.

(3) Represents 4,400,000 shares issuable upon exercise of an immediately exercisable warrant.

(4) Includes 1,383,749 shares of common stock held by Moore Global Investments, Ltd., 1,383,749 shares of common stock held by Moore Overseas Technology Venture Fund, LDC, 303,750 shares of common stock held by Remington Investment Strategies, LP. and 303,750 shares of common stock held by Moore Technology Venture Fund, LLC. Moore Capital Management, Inc., a Connecticut corporation, is vested with investment discretion with respect to portfolio assets held for the account of Moore Global Investments, Ltd., Moore Overseas Technology Venture Fund, LDC and Moore Technology Venture Fund, LLC. Moore Capital Advisors, LLC, a New York limited liability company, is the sole general partner of Remington Investment Strategies, LP, a Class B Shareholder of Moore Overseas Technology Venture Fund, LDC and managing member of Moore Technology Venture Fund, LLC. Mr. Louis M. Bacon is the majority stockholder of Moore Capital Management, Inc., and is the majority equity holder of Moore Capital Advisors, LLC. As a result, Mr. Bacon, though he disclaims beneficial ownership of the shares, may be deemed to be the beneficial owner of the aggregate shares held by Moore Global Investments, Ltd., Remington Investment Strategies, LP, Moore Technology Venture Fund, LLC and Moore Overseas Technology Venture Fund, LDC. Amount shown includes 22,500 shares issuable within sixty days upon exercise of an option issued to Alan C. Colner, a director of NextCard and a Managing Director of Moore Capital Management, Inc.

(5) Represents 2,764,800 shares held by Kleiner Perkins Caufield & Byers, VIII, L.P., 160,200 shares held by KPCB VIII Founders Fund, L.P. and 75,002 shares held by KPCB Information Sciences Zaibatsu Fund II, L.P.

HOW MUCH STOCK DO NEXTCARD'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers of NextCard named in the Summary Compensation Table below and our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 31, 2000.

                                       AGGREGATE         SHARES
                                       NUMBER OF       ACQUIRABLE       PERCENT OF
                                         SHARES       WITHIN SIXTY        SHARES
                NAME                  OWNED(1)(2)         DAYS        OUTSTANDING(3)
                ----                  ------------    ------------    ---------------
Jeffrey D. Brody....................    6,973,888         33,750           13.49%
Alan N. Colner......................    3,374,998         22,500            6.54%
Daniel R. Eitingon..................       32,500          8,334          *
Tod H. Francis......................    2,479,580         28,125            4.83%
Safi U. Qureshey....................      536,525        141,144            1.30%
Bruce G. Rigione....................      631,679         59,062            1.30%
Jeremy R. Lent and Molly Lent.......    3,605,753        534,375            7.98%
Yinzi Cai...........................      159,931         58,594          *
Timothy Coltrell....................      814,316        197,440            1.95%
John V. Hashman.....................      279,641         61,093          *
Daniel D. Springer..................      229,024         35,156          *
All directors and executive officers
  as a group (13 persons)...........   19,255,835      1,235,823           39.46%

---------------
 *  Represents less than 1.0%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of NextCard's directors disclaim beneficial ownership of some of the shares included in the table, as follows:

        - Mr. Brody disclaims beneficial ownership of the shares held by each of the entities associated with Brentwood Venture Capital except to the extent of his interest therein.

        - Mr. Colner does not have voting or investment power with respect to any of the shares owned by Moore Overseas Technology Venture Fund, LDC, Moore Global Investments, Moore Technology Venture Fund, LLC or Remington Investment Strategies, and disclaims beneficial ownership of all of the shares owned by such entities.

        - Mr. Francis disclaims beneficial ownership of the shares held by the entities associated with Trinity Ventures except to the extent of his interest therein.

        - Mr. Qureshey disclaims beneficial ownership of 135,000 shares held by the Uns Safi Qureshey Investment Trust, and 135,000 shares held by the Zeshan Neil Qureshey Investment Trust, investment trusts established by Mr. Qureshey for the benefit of his two adult sons.

        - Mr. Rigione disclaims beneficial ownership of 2,300 shares of common stock held for the benefit of his minor son.

 (2) For executive officers, the number of shares shown includes shares purchased through the Company's Employee Stock Purchase Plan, as follows:
     Yinzi Cai 352 shares; Daniel Springer 430 shares; other executive officers 347 shares.

 (3) Based on 51,935,459 shares outstanding at March 31, 2000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on a review of filings made with the Securities and Exchange Commission and written representations from each of the above-named individuals that no other reports were required, we believe that, except as set forth below, all of our directors and executive officers complied during fiscal 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934:

     - On November 9, 1999, Jeremy Lent reported on Form 4 the disposition of 40,618 shares of common stock on September 8, 1999.

     - On January 29, 2000, Yinzi Cai reported on Form 5 the acquisition of a total of 36,738 shares of common stock acquired in August and September 1999 through the exercise of stock options.

                                     ITEM I

                             ELECTION OF DIRECTORS

     The Board of Directors is currently divided into three classes, having three-year terms that expire in successive years. The current term of office of directors in Class I expires at the 2000 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be re-elected for a new term of three years and until their successors are duly elected and qualified. Each of the nominees has consented to serve a three-year term. If either of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

                        DIRECTORS STANDING FOR ELECTION

CLASS I DIRECTORS. The directors standing for election are:

ALAN N. COLNER                            Director since 1998
                                          Member of the Audit Committee

     Mr. Colner has been Managing Director, Private Equity Investments at Moore Capital Management, Inc. since August 1996. Before joining Moore Capital, he was a Managing Director of Corporate Advisors, L.P., the general partner of Corporate Partners, a private equity fund affiliated with Lazard Freres & Co. LLC. Mr. Colner also serves as a director of iVillage Inc., and is a board member of several privately held companies. Mr. Colner received a B.A. from Yale University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Colner is 44 years old.

DANIEL R. EITINGON                        Director since 1999

     Mr. Eitingon is a private investor. From March 1997 to September 1999, Mr. Eitingon was the President of the Global Support Services Group and a member of the Management Executive Committee of Visa International. From December 1986 through February 1997, Mr. Eitingon was an Executive Vice President in charge of the technology banking group and served as a member of the Executive Operating Committee of First Interstate Bank. Mr. Eitingon holds a B.S. from Cornell University, an M.B.A. from the University of Chicago and an M.S.E.E. from the University of California at Berkeley. Mr. Eitingon is 54 years old.

                         DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS. The following Class II directors are serving for terms ending at our 2001 annual meeting.

JEFFREY D. BRODY                          Director since 1997
                                          Member of the Compensation Committee

     Mr. Brody has been employed by Brentwood Venture Capital since April 1994, and has been a General Partner since October 1995; Mr. Brody is also a Managing Director of Redpoint Ventures. From December 1988 to April 1994, Mr. Brody was Senior Vice President of Comdisco Ventures, a venture leasing company. Mr. Brody holds a B.S. from the University of California at Berkeley and an M.B.A. from the Stanford University Graduate School of Business. Mr. Brody is a member of the board of directors of Concur

Technologies and GetThere.com, and is a board member of several privately held companies. Mr. Brody is 40 years old.

TOD H. FRANCIS                            Director since 1998

     Mr. Francis has been a General Partner of Trinity Ventures since March 1996. Prior to being named a General Partner, Mr. Francis worked at Trinity Ventures as a Principal from March 1995 to March 1996, and as an Associate from March 1993 to March 1995. Prior to joining Trinity Ventures, Mr. Francis was a Partner at RAM Group, a marketing management firm, and worked at Johnson & Johnson in brand management. Mr. Francis holds a B.A. and an M.B.A. from Northwestern University. Mr. Francis serves on the board of directors of Fatbrain.com, Inc., and is a board member of several privately held companies. Mr. Francis is 40 years old.

SAFI U. QURESHEY                          Director since 1997
                                          Member (Chair) of the Audit Committee
                                          Member of the Compensation Committee

     Mr. Qureshey is a private investor. Mr. Qureshey is the founder of AST Research, a personal computer manufacturer, and served as its Chairman and Chief Executive Officer from 1980 to 1997. Mr. Qureshey also is President of the Southern California Chapter of The Indus Entrepreneurs, a networking and mentoring organization for entrepreneurs, and is a former member of President Clinton's Export Counsel, a private advisory group focusing on increasing exports of United States goods and services. Mr. Qureshey holds a B.S. from the University of Karachi, and a B.S. from the University of Texas at Arlington. Mr. Qureshey is 49 years old.

CLASS III DIRECTORS. The following Class III directors are serving for terms ending at the Company's 2002 annual meeting.

JEREMY R. LENT                            Director since 1996
                                          Member of the Nominating Committee

     Mr. Lent co-founded NextCard with his wife, Molly Lent, in June 1996 and has been Chairman of the Board and Chief Executive Officer since inception. From May 1991 to January 1995, Mr. Lent served as Chief Financial Officer of Providian Bancorp, a direct marketing credit card issuer. From 1994 to January 1995, Mr. Lent also served as a Senior Vice President of Providian. While at Providian, Mr. Lent was responsible for the company's planning, treasury, securitization, corporate development and accounting functions. Mr. Lent received a B.A. and an M.A. from Cambridge University and an M.B.A. from the University of Chicago. In October 1999, Mr. Lent was awarded the Albert Einstein Technology Medal for innovation in technology. Mr. Lent is 39 years old.

BRUCE G. RIGIONE                          Director since 1997
                                          Member of the Audit Committee
                                          Member of the Nominating Committee

     Mr. Rigione has been our Senior Vice President -- International since August 1999. From April 1996 to December 1998, Mr. Rigione was a Managing Director and Global Head of Asset Securitization for HSBC Markets, the capital markets subsidiary of HongKong Shanghai Banking Corporation. From November 1987 to April 1996, Mr. Rigione was a Managing Director and Head of Securitization for Chase Securities, Inc., a subsidiary of Chase Manhattan Bank. Mr. Rigione holds a B.A. from Fairfield University and an M.B.A. from Columbia University. Mr. Rigione is 42 years old.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" BOTH NOMINEES FOR
                                   ELECTION.

HOW ARE DIRECTORS COMPENSATED?

     Although we reimburse members of the Board of Directors for their out-of-pocket expenses associated with their participation on the Board and its committees, Directors receive no regular compensation for their service.

     On April 29, 1998, we granted Bruce Rigione a ten-year, non-statutory stock option for 67,500 shares of our common stock exercisable at $0.06 per share, which the Board of Directors determined to be the then fair market value. On March 11, 1999, we granted each of Jeffrey Brody, Alan Colner and Tod Francis a ten-year, non-statutory stock option for 45,000 shares of our common stock exercisable at $6.667 per share, which the Board of Directors determined to be the then fair market value. Each of these option grants vests in semi-annual increments of 12.5% over a four-year period, with vesting commencing as of the date the holder first became a member of our Board of Directors. On November 29, 1999, we granted Daniel Eitingon a ten-year, non-statutory stock option for 50,000 shares of our common stock exercisable at $32.875 per share, the closing price of the common stock on the business day preceding the grant date. Mr. Eitingon's option vests in equal semi-annual increments of 16.667% over a three-year period, such that the option will be fully exercisable on the third anniversary of the grant date. In all cases, vesting is contingent upon the holder being a member of our Board of Directors on each vesting date.

     On May 15, 1997, we entered into a consulting agreement with Mr. Qureshey. At that time, Mr. Qureshey was not one of our directors. Mr. Qureshey's consulting agreement provided that, in exchange for consulting services related to our early stage financing efforts, Mr. Qureshey received a fully vested, five-year warrant to acquire 70,677 shares of our common stock exercisable at $0.556 per share. In addition, Mr. Qureshey also received a five-year warrant to acquire 95,963 shares of our common stock exercisable at $0.556 per share; this warrant was to have vested semi-annually in eight equal increments, subject to our right to terminate Mr. Qureshey's consultancy. On April 29, 1998, Mr. Qureshey surrendered this second warrant in exchange for a ten-year non-statutory stock option for 95,963 shares of our common stock, exercisable at $0.056 per share, which the Board of Directors determined to be the then fair market value of the common stock. Mr. Qureshey's option vests in semi-annual increments of 12.5% over a four-year period, with vesting commencing as of May 15, 1997, the date Mr. Qureshey first became a member of our Board of Directors. Vesting is contingent upon Mr. Qureshey being a member of our Board of Directors on each vesting date.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1999?

     The Board of Directors met nine (9) times during fiscal 1999. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Audit, Compensation and Nominating Committees.

     AUDIT COMMITTEE. The Audit Committee, among other things, makes recommendations to the Board of Directors concerning the engagement of independent accountants, monitors and reviews the quality and activities of the internal audit and quality assurance functions and monitors the results of the Company's operating and internal controls as reported by management and the independent accountants. The members of the Audit Committee are Messrs. Colner, Qureshey (Chair) and Rigione. In fiscal 1999, the Audit Committee met three times.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and approves the salary, stock option and stock purchase grants, benefits and other compensation of the Chief Executive Officer and reviews and approves policies regarding the compensation of other senior officers. In addition, the Compensation Committee serves as the Administrator of the 1997 Stock Plan, and will review and make recommendations to the Board of Directors with respect to certain employment contracts. The members of the Compensation Committee are Messrs. Brody and Qureshey. In fiscal 1999, the Compensation Committee met three times.

     NOMINATING COMMITTEE. The Nominating Committee is responsible for screening and nominating candidates for election to our Board of Directors. Any stockholder wishing to propose a nominee to our Board should submit a recommendation in writing to NextCard's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The members of the Nominating Committee are Messrs. Lent and Rigione. The Nominating Committee did not meet in 1999.

                             EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the stock performance graph and table presented elsewhere in this proxy statement do not constitute solicitation material and should not be deemed filed or incorporated by reference into any other NextCard filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference therein.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1999.

WHAT IS NEXTCARD'S COMPENSATION PHILOSOPHY FOR EXECUTIVE OFFICERS?

     Our compensation program for executives consists of three key elements: base salary; performance-based annual bonus; and periodic grants of stock options. NextCard and the Compensation Committee believe that incorporating these three elements into a single compensation program allows us to approach the highly competitive environment in which we operate with flexibility. In addition, this three-part approach ensures that our executive officers are compensated in a way that advances both the short- and long-term interests of stockholders by placing a high proportion of their total compensation -- specifically, the annual bonus and stock option components -- "at risk." The annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to our overall performance, as well as the overall performance of NextCard. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of our stockholders.

     BASE SALARY. Base salaries for our executive officers, as well as changes in such salaries, are set by our Chief Executive Officer, Jeremy Lent, in consultation with the Compensation Committee, and take into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer's service.

     ANNUAL BONUS. We have no formal bonus plan; rather, the Compensation Committee will review NextCard's performance and, in its sole determination, may recommend to the Board the establishment of a company-wide bonus pool following each fiscal year. The size of the bonus pool is based upon a subjective assessment of overall company and individual business unit performance and the extent to which we achieved our overall financial and operational goals. We also consider the competitive environment in which we operate when considering overall compensation of our employees. The amount of the bonus pool is subject to the approval of the Board of Directors.

     Once the overall bonus pool has been approved, our senior management makes individual bonus recommendations to Mr. Lent, within the overall limits established by the Compensation Committee, for eligible employees based upon an evaluation of their individual contributions and performance. Bonus awards are based in part on an individual's performance and in part on one or more selected business metrics, such as revenue, account acquisition cost and the effectiveness of our risk management efforts.

     STOCK OPTIONS. We grant stock options to each full-time employee. In addition, each full-time employee's performance is reviewed not less than annually, as well as in cases of promotion, with the objective of considering an additional grant of stock options. The Compensation Committee is the Administrator of our stock option plan, and has designated Mr. Lent as the Administrator for grants (initial as well as additional) of 10,000 shares or more. Each option typically vests 25% on the first anniversary of the Vesting Commencement Date (which date is set by the Administrator at the time of grant), with the remaining 75% vesting in 36 equal monthly increments, such that the option is fully vested on the fourth anniversary of the grant.

HOW IS OUR CHIEF EXECUTIVE OFFICER COMPENSATED?

     In January 1999, we entered into an employment agreement with Jeremy Lent, our Chairman of the Board and Chief Executive Officer. The agreement provided for a base 1999 salary of $250,000 per year, provided that the Board may, in its sole discretion, increase Mr. Lent's salary based on a review of prevailing compensation rates of comparable executives in comparable companies, as well as their evaluation of Mr. Lent's performance and the performance of NextCard. The Board may also decrease Mr. Lent's salary as part of a good faith general reduction of salaries of NextCard's executive officers.

     In addition to Mr. Lent's base salary, Mr. Lent's employment agreement provides that he is eligible to receive an annual performance bonus of not less than 100% of his then-current base salary, subject to the achievement of certain performance goals to be set annually by the Board of Directors.

     Mr. Lent may terminate his employment agreement at any time upon 30 days prior written notice. If such termination is for "good reason," Mr. Lent will receive:

     - a lump sum severance payment equal to 24 times his highest monthly base salary during the 12-month period immediately preceding the date of termination;

     - full acceleration of the vesting provisions governing any stock options and restricted stock held by him;

     - health plan, life insurance and disability insurance coverage for a period of 24 months after the date of termination; and

     - any bonus that would otherwise have been paid to him, prorated through the date of termination.

     "Good reason" is defined in the agreement to include an adverse change in Mr. Lent's position, duties and responsibilities or status, reductions in Mr. Lent's base salary, certain geographic office relocations, our failure to provide Mr. Lent with reasonable support or to continue certain material benefits, or our material breach of Mr. Lent's employment agreement.

     We may terminate Mr. Lent's employment for any reason without "cause" upon 30 days prior written notice, in which case Mr. Lent will receive:

     - a lump sum severance payment equal to 24 times the higher of his monthly base salary in effect on the date of notice of termination and his monthly base salary rate in effect six months prior to the termination date;

     - reasonable outplacement services;

     - health plan, life insurance and disability insurance coverage for a period of 24 months after the date of termination;

     - full acceleration of the vesting provisions governing any stock options and restricted stock held by him; and

     - any bonus that would otherwise have been paid to him, prorated through the date of termination.

     We may also terminate Mr. Lent's employment agreement upon his death or disability or for "cause." If the termination is due to death or disability, then half of the remaining balance of any unvested options held by Mr. Lent and all of the remaining balance of any restricted stock held by him will immediately become fully vested. In addition, we will continue to pay to Mr. Lent (or his estate) an amount equal to his base salary for 12 months following any such termination.

INTERNAL REVENUE CODE SECTION 162(M) LIMITS ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. Because we did not pay compensation in excess of this limit to any person in fiscal 1999, the limitations imposed by Section 162(m) have not had, and are not expected to have, a material effect on us or our compensation programs.

                                          MEMBERS OF THE COMPENSATION COMMITTEE

                                          Jeffrey D. Brody
                                          Safi U. Qureshey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between any member of our Board of Directors or any of our executive officers and the Board of Directors or the compensation committee (or equivalent body) of any other company, nor has any interlocking relationship existed in the past.

                               STOCK PERFORMANCE

     Our common stock began trading on the Nasdaq National Market on May 14, 1999. The following graph provides a comparison of the cumulative total stockholder return for NextCard, the Nasdaq National Market (U.S.) Index, the Monoline Credit Card Company Index and the eFinance Index for the eight months starting on that date and ending on December 31, 1999. These indices are provided for comparison purposes only, and do not necessarily reflect our views about what may be an appropriate measure of relative performance. Further, the presentations of these performance measurements are not intended to forecast, or be indicative of, possible future performance of our common stock.

     Total return assumes reinvestment of dividends. The Monoline Credit Card Company Index has been constructed by NextCard as an industry index for purposes of the performance graph, and is composed of Capital One Financial Corporation, Providian Financial Corp., Bank One Corporation and MBNA Corporation, each of which is a financial services company whose main line of business is the sale and management of credit cards. The eFinance Index has been constructed by NextCard as an industry index for purposes of the performance graph, and is composed of Ameritrade Holding Corporation, NetBank, Inc., InsWeb Corporation, E*Trade Group, Inc. and Mortgage.com, Inc., companies who participate in Internet-based business-to-consumer commerce.

               EIGHT-MONTH CUMULATIVE TOTAL RETURN FOR NEXTCARD,
          THE MONOLINE CREDIT CARD COMPANY INDEX, THE EFINANCE INDEX, THE NASDAQ NATIONAL MARKET INDEX AND THE S&P 500 STOCK INDEX
[PERFORMANCE GRAPH]

                                    NEXTCARD            MONOLINE            EFINANCE             NASDAQ              S&P 500
                                    --------            --------            --------             ------              -------
May-99                               100.00              100.00              100.00              100.00              100.00
Jun-99                               160.00               91.10               73.61               95.43               96.80
Jul-99                               165.32               98.50               93.81              107.11              103.39
Aug-99                               182.82               88.48               81.63              103.86               99.51
Sep-99                               123.44               71.73               86.25              108.92               99.88
Oct-99                               120.32               64.73               61.74              108.39               96.36
Nov-99                               149.38               78.80               57.77              117.56              101.78
Dec-99                               163.13               69.38               74.34              132.88              105.21
Jan-00                               144.07               70.67               64.79              163.72              109.63
Feb-00                               167.19               65.26               45.05              160.59              106.24
Mar-00                               117.50               59.13               52.99              189.64              104.12
Apr-00                                76.48               72.03               55.71              181.29              113.22

            COMPARISON OF EIGHT-MONTH CUMULATIVE TOTAL RETURN AMONG NEXTCARD, THE MONOLINE CREDIT CARD COMPANY INDEX, THE EFINANCE INDEX,
          THE NASDAQ NATIONAL MARKET INDEX AND THE S&P 500 STOCK INDEX

            14-MAY     1-JUN     1-JUL     2-AUG     1-SEP     1-OCT     1-NOV     1-DEC     3-JAN     1-FEB     1-MAR
            ------     -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
NextCard   $ 100.00   $160.00   $165.32   $182.82   $123.44   $120.32   $149.38   $163.13   $144.07   $167.19   $117.50
Monoline   $ 100.00   $ 91.10   $ 98.50   $ 88.48   $ 71.73   $ 64.73   $ 78.80   $ 69.38   $ 70.67   $ 65.26   $ 59.13
eFinance   $ 100.00   $ 73.61   $ 93.81   $ 81.63   $ 86.25   $ 61.74   $ 57.77   $ 74.34   $ 64.79   $ 45.05   $ 52.99
Nasdaq     $ 100.00   $ 95.43   $107.11   $103.86   $108.92   $108.39   $117.56   $132.88   $163.72   $160.59   $189.64
S&P 500    $ 100.00   $ 96.80   $103.39   $ 99.51   $ 99.88   $ 96.36   $101.78   $105.21   $109.63   $106.24   $104.12

                      EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned by or paid to our Chief Executive Officer and our four other most highly compensated executive officers (the "named executive officers") for services rendered during the 1999 fiscal year and the two preceding fiscal years.

                                                                                       LONG-TERM
                                                           ANNUAL COMPENSATION(1)    COMPENSATION
                                                           ---------------------------------------
                                                                                       NUMBER OF
                                                                                     STOCK OPTIONS
           NAME AND PRINCIPAL POSITION             YEAR     SALARY        BONUS         GRANTED
           ---------------------------             ----    ---------    ---------    -------------
Jeremy R. Lent...................................  1999    $262,500     $325,000         150,000
Chairman of the Board and Chief Executive Officer  1998    $209,375     $175,000       1,350,000
                                                   1997    $165,625     $ 75,000         -0-
John V. Hashman..................................  1999    $146,667     $100,000         105,000
President and Chief Financial Officer              1998    $115,000     $ 50,000         225,000
                                                   1997    $ 38,333     $ 13,000         337,500
Yinzi Cai........................................  1999    $125,000     $100,000         155,000
Senior Vice President -- Decision Analytics        1998    $ 93,333     $ 50,000         171,000
                                                   1997    $ 42,900     $  8,000         189,000
Timothy J. Coltrell..............................  1999    $155,000     $100,000          50,000
Chief Operating Officer                            1998    $129,167     $ 50,000         -0-
                                                   1997    $111,250     $ 50,000         877,500
Daniel D. Springer...............................  1999    $155,000     $100,000          60,000
Chief Marketing Officer                            1998    $115,000     $ 50,000         562,500
                                                   1997         n/a          n/a             n/a

---------------
(1) We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. No other items of compensation were paid to any of the named individuals for any of the periods indicated. NextCard does not, at this time, make matching contributions to its 401(k) Plan.

             OPTION GRANTS AND EXERCISES AND VALUES FOR FISCAL 1999

     The following table sets forth certain information concerning certain individual grants of stock options made during 1999 for our Chief Executive Officer and our four other most highly compensated executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                            PERCENT OF                                VALUE AT ASSUMED
                               NUMBER OF      TOTAL                                 ANNUAL RATES OF STOCK
                               SECURITIES    OPTIONS                               PRICE APPRECIATION FOR
                               UNDERLYING   GRANTED TO                                   OPTION TERM
                                OPTIONS     EMPLOYEES     EXERCISE    EXPIRATION   -----------------------
            NAME                GRANTED      IN 1999       PRICE         DATE        5%($)        10%($)
            ----               ----------   ----------   ----------   ----------   ----------   ----------
Jeremy R. Lent...............   150,000        3.58%     $24.563/sh    10/18/09    $1,017,946   $2,249,394
Yinzi Cai....................    90,000        2.15%     $ 6.667/sh     3/11/09    $  377,356   $  956,293
                                 65,000        1.55%     $24.563/sh    10/18/09    $1,004,090   $2,544,561
Timothy J. Coltrell..........    50,000        1.19%     $24.563/sh    10/18/09    $  772,377   $1,957,355
John V. Hashman..............    45,000        1.08%     $ 6.667/sh     4/16/09    $  188,669   $  478,125
                                 60,000        1.43%     $24.563/sh    10/18/09    $  926,852   $2,348,826
Daniel D. Springer...........    60,000        1.43%     $24.563/sh    10/18/09    $  926,852   $2,348,826

     The following table sets forth the following information with respect to option exercises during fiscal 1999 by each of the named executive officers:

     - The number of shares of common stock acquired through the exercise of options;
     - The aggregate dollar value realized upon exercise of such options;
     - The total number of exercisable and non-exercisable stock options held;
       and
     - The aggregate dollar value of in-the-money options exercisable.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 1999
                   AND OPTION VALUES ON DECEMBER 31, 1999(1)

                          NUMBER OF
                           SHARES          VALUE         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                          ACQUIRED       REALIZED               OPTIONS                IN-THE-MONEY OPTIONS
                        UPON EXERCISE      UPON       ---------------------------   ---------------------------
         NAME            OF OPTIONS      EXERCISE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -------------   -----------   -----------   -------------   -----------   -------------
Jeremy R. Lent........      56,250      $ 1,620,720     393,749       1,050,001     $11,316,886    $26,516,575
John V. Hashman.......      55,000      $ 1,585,067     240,312         372,188     $ 6,925,647    $ 8,958,321
Yinzi Cai.............     119,425      $ 3,441,653      45,948         349,627     $ 1,308,824    $ 7,845,145
Timothy J. Coltrell...     419,341      $12,089,853     162,002         346,157     $ 4,670,615    $ 8,754,009
Daniel D. Springer....     188,438      $ 5,427,343      35,156         398,906     $ 1,012,350    $10,016,775

---------------
(1) In accordance with the rules and regulations of the Securities and Exchange Commission, the values given in the table have been calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $28.875, the closing price of our common stock as quoted by Nasdaq National Market on December 31, 1999.

                                     ITEM 2

                     APPROVAL OF CERTAIN AMENDMENTS TO OUR
                                1997 STOCK PLAN

     On March 27, 2000, the Board of Directors unanimously approved a resolution to seek stockholder approval for certain amendments to NextCard's 1997 Stock Plan (the "Plan"). The Plan, which was adopted by the Board of Directors in April 1997 and approved by our stockholders in June 1997, provides for the grant of options to purchase our common stock ("Options") to our employees and directors, as well as to consultants. The Plan also permits the grant of rights to purchase restricted common stock. These amendments, if approved by the stockholders, will increase the total number of shares authorized under the Plan from 14,625,000 shares to 17,675,000 and amend the Plan to provide for an automatic annual increase in the number of shares authorized.

     If approved by the stockholders, the number of shares reserved for issuance under the Plan would increase automatically on the first calendar day of each year, commencing on January 1, 2001, by the lesser of (i) 2,550,000 shares, (ii) five percent (5%) of the then-outstanding number of shares of common stock as of the end of the immediately preceding year or (iii) such lesser amount as may be determined by the Board of Directors.

     The Board of Directors believes that the adoption of these amendments to the Plan will, among other things, enable NextCard to offer to NextCard's directors, officers and employees the opportunity to participate in NextCard's growth and success, thereby aligning their interests with those of the stockholders. The Board believes that existing option grants and stock awards have contributed substantially to the success of NextCard, and that its stock option practices are comparable with those of other Internet companies.

     The affirmative vote of the holders of a majority of shares represented in person or by proxy at the annual meeting will be required to approve the amendment. A copy of the Plan, with the language of the proposed amendments underscored, is attached to this Proxy Statement as Exhibit A.

     ADMINISTRATION OF THE PLAN. The Compensation Committee of the Board of Directors administers the Plan, however the Compensation Committee has designated Mr. Lent as the Administrator for purposes of grants of Options covering 10,000 shares or less. The Administrator will determine, within the limits of the Plan, who shall receive Option grants and/or stock purchase rights, the number of shares subject to each grant, the terms and conditions of each Option (including provisions regarding exercisability and acceleration of vesting) and the procedures by which Options or stock purchase rights may be exercised. Subject to certain specific limitations and restrictions set forth in the Plan, the Administrator has full and final authority to interpret the Plan, to prescribe, amend and rescind any policies and procedures relating to the Plan, or any interest granted thereunder, and to make all determinations necessary or advisable for the administration of the Plan.

     The Board of Directors may amend, revise, suspend or terminate the Plan, in whole or in part, at any time, subject to stockholder consent where required by applicable law. Unless sooner terminated, the Plan will automatically terminate ten years from the date of its original adoption (i.e., on April 2, 2007).

     STOCK SUBJECT TO THE PLAN. As of March 31, 2000, there were 14,650,000 shares of common stock reserved for issuance under the Plan, of which Options to purchase 12,884,634 shares of common stock (net of terminations and forfeitures, and including 69,000 shares subject to stock purchase rights) had been granted, with 1,765,366 shares available for future issuance. Any shares subject to grants that have expired or have been terminated, forfeited or cancelled without having been exercised or vested in full are returned to the pool of available shares. On March 31, 2000 the closing price of our common stock, as quoted on the Nasdaq National Market System, was $15.2969 per share.

     TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER THE PLAN. All Options granted under the Plan have an exercise price that is no less than the "fair market value," as defined in the Plan, of a share of our common stock on the date of the grant. Options vest over a four-year period, with 25% of the grant amount becoming exercisable on the first anniversary of the grant date, and the remaining 75% becoming exercisable in 36 equal monthly installments thereafter. Options granted under the Plan expire on the tenth anniversary of grant, to the extent not previously exercised. Upon the exercise of an Option, the exercise price must be paid in full, either in cash or such other consideration as the Administrator may deem appropriate, which consideration may include other shares of common stock owned by the optionee. Options are not transferable other than in the case of death of the optionee.

     Where the optionee leaves our employment, the vested portion of the Option may be exercised within three months after the date of termination (12 months, if termination is due to death or disability). The unvested portion of the Option is cancelled, and the shares underlying the unvested portion are returned to the pool and become available for future grants.

     CHANGE OF CONTROL; OTHER ADJUSTMENTS. Upon the occurrence of certain events deemed under the Plan to constitute a "change in control" of NextCard, the Plan provides that all Options and stock purchase rights that are not assumed or substituted with equivalent Options or stock purchase rights by the successor immediately shall become vested. The Plan also provides that, in the event of a merger, reorganization or other event of recapitalization, the number and/or exercise price of any Option or stock purchase right will be appropriately adjusted.

     On December 22, 1999 the Compensation Committee approved, and on January 27, 2000 the Board of Directors ratified, amendments to the stock option agreements covering Option grants to Messrs. Coltrell, Hashman and Springer, as well as to Ms. Cai and three other members of our senior management team. These amendments provide that, in the event of a "change of control" of NextCard and the optionee's termination (either by the successor entity without "cause" or by the optionee for "good reason"), 50% of the optionee's then-unvested Options will accelerate and become fully vested. These acceleration provisions do not apply, however, to any change of control where the initial material discussions pertaining to such event take place prior to June 22, 2000.

     FEDERAL INCOME TAX MATTERS. The Plan provides for the grant to employees of Options that qualify for favorable tax treatment under Section 422 of the Internal Revenue Code ("Incentive Stock Options" or "ISOs"). As a general matter, there are no federal income tax consequences for either NextCard or the optionee at the time an ISO is granted or exercised. If there has been no sale or other disposition of the shares acquired by means of the exercise of an ISO within two years after the date the ISO was granted or within one year after the ISO was exercised, then no amount is deductible for income tax purposes by NextCard with respect to the ISO or the shares acquired thereby. If the optionee exercises and sells or otherwise disposes of the shares so acquired after satisfying the foregoing holding requirements, then all gain (or loss) realized upon such disposition will be capital gain (or loss) with respect to the difference between the exercise price and the amount realized upon disposition. If, however, the optionee exercises and then sells or disposes of the shares so acquired prior to satisfying the foregoing holding period requirements, then an amount equal to the difference between the exercise price and the amount realized upon disposition will be includible in the ordinary income of the optionee, and such amount will be deductible by NextCard as compensation paid to the optionee.

     The Plan also provides for the grant to non-employees of non-qualified Options ("NSOs"). There are no federal income tax consequences to NextCard or the optionee at the time an NSO is granted, however upon exercise an amount equal to the difference between the fair market value of the shares purchased on the date of exercise and the aggregate purchase price is treated as ordinary income of the optionee, with a corresponding deduction for NextCard for compensation paid.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE PLAN, AS DESCRIBED ABOVE.

                                     ITEM 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     We have appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as our independent accountants since 1998, the first year we produced audited financial statements. Services provided to us and our subsidiaries by Ernst & Young LLP in fiscal 1999 included the examination of our consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax and business process matters.

     Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     In the event stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NEXTCARD'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

                                 OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

     ADVANCE NOTICE PROCEDURES. Under our By-laws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting (which includes stockholder proposals that we are required to include in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in the By-laws) not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

     STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2001 may do so by following the procedures prescribed in SEC Rule 14a-8 and our By-laws. To be eligible for inclusion, stockholder proposals must be received by our Corporate Secretary no later than March 27, 2001.

     PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by NextCard. The cost of soliciting proxies in the enclosed form will be borne by NextCard. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                          By order of the Board of Directors,

                                          /s/ Robert Linderman
                                          ROBERT LINDERMAN
                                          General Counsel & Secretary

April 24, 2000

                                   EXHIBIT A

                                 NEXTCARD, INC.
                                1997 STOCK PLAN

     1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

          (f) "Common Stock" means the Common Stock of the Company.

          (g) "Company" means NextCard, Inc., a Delaware corporation.

          (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

          (i) "Director" means a member of the Board of Directors of the Company.

          (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) "Option" means a stock option granted pursuant to the Plan.

          (q) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (r) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

          (s) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

          (t) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (v) "Plan" means this 1997 Stock Plan.

          (w) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

          (x) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (y) "Service Provider" means an Employee, Director or Consultant.

          (z) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

          (aa) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

          (bb) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is seventeen million six hundred seventy five thousand (17,675,000) Shares, provided that the number of Shares shall be increased, on the first calendar day of each year commencing January 1, 2001, by the lesser of
(i) two million five hundred fifty thousand (2,550,000) Shares, (ii) five percent (5%) of the number of outstanding shares of the Company's Common Stock on the last day of the immediately preceding fiscal year, or (iii) such lesser amount as may be determined by the Company's Board of Directors. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          (a) The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

               (i) to determine the Fair Market Value;

              (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

              (iii) to determine the number of Shares to be covered by each such award granted hereunder;

              (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vi) to determine whether and under what circumstances an Option may be settled in cash instead of Common Stock;

              (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

             (viii) to initiate an Option Exchange Program;

              (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

              (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     5. Eligibility.

          (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

          (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     8. Option Exercise Price and Consideration.

          (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

             (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonstatutory Stock Option

                (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                (B) granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

             (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or
     (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in no case at a rate of less than 20% per year over five (5) years from the date the Option is granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in
     Section 12 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine, but in no case at a rate of less than 20% per year over five years from the date of purchase.

          (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen
     (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

     19. Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you for your prompt consideration of these matters.

Sincerely,

NextCard, Inc.





NXT25B                         DETACH HERE


                                  PROXY


                              NextCard, Inc.

                            595 Market Street
                               Suite 1800
                         San Francisco, CA 94105


                   SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS



   The undersigned hereby appoints Jeremy Lent, John Hashman and Robert Linderman, each with the power to appoint his substitute, and hereby authorizes each of them to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of NextCard, Inc. (the "Company") held of record by the undersigned on March 27, 2000 at the Annual Meeting of Stockholders to be held on May 26, 2000 and any adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

   PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IS MAILED IN THE UNITED STATES.


  SEE REVERSE                                                      SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

VOTE BY TELEPHONE                         VOTE BY INTERNET

It's fast, convenient, and                It's fast, convenient, and your vote
immediate!                                is immediately confirmed and posted.

Call Toll-Free on a
Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).


FOLLOW THESE FOUR EASY STEPS:             FOLLOW THESE FOUR EASY STEPS:

 1. Read the accompanying Proxy            1. Read the accompanying Proxy
    Statement/Prospectus and                  Statement/Prospectus and
    Proxy Card.                               Proxy Card.

 2. Call the toll-free number              2. Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).          http://www.eproxyvote.com/nxcd

 3. Enter your 14-digit Voter Control      3. Enter your 14-digit Voter Control
    Number located on your Proxy Card         Number located on your Proxy Card
    above your name.                          above your name.

 4. Follow the recorded instructions.      4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!                    YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/nxcd
                                           anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET






NXT25A                           DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

   1. Election of Directors.

      Nominees: (01) Alan N. Colner       2. Approve the amendments to the
                and Daniel R. Eitingon       1997 Stock Plan.

          FOR              WITHHELD            FOR  AGAINST  ABSTAIN

          / /                / /               / /     / /     / /

                                          3. Ratify the appointment of
                                             Ernst & Young as independent
                                             auditors.

                                               / /     / /     / /

   / / ______________________________     4. In their discretion, the proxies
       For both nominees except as           are authorized to vote upon any
       noted above                           other business that may properly
                                             come before the meeting.

                                               MARK HERE
                                               FOR ADDRESS    / /
                                               CHANGE AND
                                               NOTE AT LEFT

                                           Please sign exactly as your name
                                           appears hereon. Joint owners should
                                           each sign. Executors, administrators,
                                           trustees, guardians or other
                                           fiduciaries should give title as
                                           such. If signing for a corporation
                                           please sign in full corporate name
                                           by a duly authorized officer.

Signature:_________________________ Date:_____________

Signature:_________________________ Date:_____________